UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 24, 2018

AMAZING ENERGY OIL AND GAS, CO.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

5700 W. Plano Pkwy, Suite 3600
Plano, Texas 75093
(Address of principal executive offices and Zip Code)

(855) 448-1922
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 22, 2018 Mr. Marty Dobbins was appointed as the Chief Financial Officer (“CFO”) of Amazing Energy Oil & Gas, Co. (“Amazing Energy” or the “Company”).

Mr. Dobbins brings more than 40 years of corporate and financial management across a variety of industries, with a focus on guiding companies expanding into new markets. From January 2014 to the present he has been President and CEO of InFocus Capital Advisors, LLC, a company that provides investment banking services to businesses wishing to acquire, sell, or merge businesses.

From August, 2007 to December, 2013 Mr. Dobbins was CEO and President of Franskill, a consulting firm that assisted companies with global expansion and exit strategies; advising them on complex financial structures and models.

From August, 2007 to December, 2014 Mr. Dobbins was Chief Global Investment Analyst with Motorskill Venture Group, LLC.

Prior to his engagement with Motorskill, Mr. Dobbins served in various financial and management executive roles at Guardian Fire Protection Co., Inc., Café Adobe Restaurants, and K & W Resources, Inc. He began his career in the audit department of Arthur Young & Co., and then owned his own CPA firm for 25 years.

Mr. Dobbins received a BB.A. in Accounting, Magna Cum Laude, from Sam Houston State University.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of October, 2018.

AMAZING ENERGY OIL AND GAS, CO.

BY:	/s/ Will McAndrew III
Will McAndrew III, CEO